Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-71428) pertaining to The Gradall Company Salaried Employees’ Savings and Investment Plan of our report dated May 29, 2003, with respect to the financial statements of The Gradall Company Salaried Employees’ Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

/s/ Rea & Associates, Inc.

New Philadelphia, Ohio
June 29, 2004